UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2026

Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40654	86-3738787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(Address of principal executive offices including zip code)
(267) 225-7416
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2026, Context Therapeutics Inc. (the “Company”) received written notice (the “Notification Letter”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) because the Company’s common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. The Notification Letter has no immediate effect on the Nasdaq listing or trading of the Company’s common stock.

The Notification Letter provides an initial 180 calendar day period, or until January 25, 2027, in which to regain compliance, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time by that date the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days (unless the Staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq will notify the Company that it has achieved compliance with the Minimum Bid Price Rule.

If the Company does not regain compliance by January 25, 2027, the Company may be eligible for an additional 180-day period (the “Second Compliance Period”). To qualify for the Second Compliance Period, the Company would be required to: (i) meet the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market (except the Minimum Bid Price Rule); and (ii) notify Nasdaq of its intent to cure the deficiency. As part of its review of the Company's eligibility for the Second Compliance Period, the Staff would determine whether it believes the Company can regain compliance. If the Staff concludes that the Company will not be able to regain compliance, or if the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by the Staff, the Staff will provide written notice to the Company that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. However, there can be no assurance that any such appeal would be successful.

The Company intends to actively monitor the closing bid price of its common stock and evaluate available options to resolve the deficiency and regain compliance with the Minimum Bid Price Rule. However, there can be no assurance that the Company will regain compliance with the Minimum Bid Price Rule during the applicable compliance period(s), obtain the Second Compliance Period, or otherwise maintain compliance with Nasdaq’s continued listing requirements.

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company's ability to regain compliance with the Minimum Bid Price Rule, its plans to address the deficiency and regain compliance with the Minimum Bid Price Rule, and potential actions by Nasdaq. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including the risk that the Company may not regain compliance with the Minimum Bid Price Rule, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), and in its future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2026	Context Therapeutics Inc.

	By:	/s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer